EXHIBIT 4.5.2

                                                      DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
450 GOLDEN GATE AVENUE, MS 7-4-01
SAN FRANCISCO, CA  94102
                                            Employer Identification Number:
Date: MAR 13 1996                             92-0072737
                                            File Folder Number:
GENERAL COMMUNICATION, INC.                   921000549
C/O MICHAEL SANCHEZ, ESQ.                   Person to Contact:
SHERMAN & HOWARD LLC                          MING TOM
633 17TH STREET, SUITE 3000                 Contact Telephone Number:
DENVER, CO  80202                             (415) 522-6057
                                            Plan Name:
                                              GENERAL COMMUNICATION, INC.
                                              EMPLOYEE STOCK PURCHASE PLAN
                                            Plan Number:  001

Dear Applicant:

       We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

       Continued qualification of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

       The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

       This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

       This determination is subject to your adoption of the proposed amendments submitted in your letter dated 1/10/96. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

       This determination letter is applicable for the amendment(s) adopted on 12/20/94.

       This determination letter is also applicable for the amendment(s) adopted on 9/1/95 & 10/24/95.

       This determination letter is applicable for the plan adopted on 11/3/87.

       This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

       This  plan  satisfies  the  nondiscrimination  in amount  requirement  of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.



                                                              Letter 835 (DO/CG)
Amendment to Registration Statement (S-8)                                Page 21

GENERAL COMMUNICATION, INC.

       This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

       The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

       We have sent a copy of this letter to your representative as indicated in the power of attorney.

       If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                           Sincerely yours,

                           /s/

                           Richard R. Orosco
                           District Director

Enclosures:
Publication 794
Addendum





                                                              Letter 835 (DO/CG)
Amendment to Registration Statement (S-8)                                Page 22

GENERAL COMMUNICATION, INC.

This plan also satisfies the requirements of Code section 401(k).

This is an updated letter.



                                                              Letter 835 (DO/CG)
Amendment to Registration Statement (S-8)                                Page 23